Exhibit 99.1

FORM OF PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION
ZILLOW, INC.
IMPORTANT SPECIAL MEETING INFORMATION 000004
ENDORSEMENT_LINE______________SACKPACK____________
MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X
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Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 P.M., Eastern Time, on [    ], 2014.
Vote by Internet
Go to www.investorvote.com/Z
Or scan the QR code with your smartphone
Follow the steps outlined on the secure website
Vote by telephone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Follow the instructions provided by the recorded message
Special Meeting Proxy Card 1234 5678 9012 345
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE FOLLOWING PROPOSALS.
The board of directors recommends you vote FOR each of the following proposals. +
For
Against
Abstain
1. To approve the Agreement and Plan of Merger, dated as of July 28, 2014, by and among Zillow, Inc. (“Zillow”), Zebra Holdco, Inc. (“Zebra Holdco”), and Trulia, Inc. — THE MERGERS WILL ONLY OCCUR IF PROPOSAL NO. 2 IS ALSO APPROVED.
3. To approve the adjournment of the Zillow special meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement or to approve the authorization of nonvoting Class C capital stock in Zebra Holdco’s amended and restated articles of incorporation.
For
Against
Abstain
2. To approve the authorization of nonvoting Class C capital stock in Zebra Holdco’s amended and restated articles of incorporation.
B Non-Voting Items
Change of Address — Please print your new address below.
Comments — Please print your comments below.
Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below. / /
Signature 1 — Please keep signature within the box.
Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +
1 U P X 2076221
01W5SB

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The Notice and Joint Proxy Statement/Prospectus are available at: http://investors.zillow.com/noticeaccess.cfm
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
PROXY
ZILLOW, INC.
SPECIAL MEETING OF SHAREHOLDERS – [    ], 2014
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
The undersigned hereby appoints Spencer M. Rascoff and Kathleen Philips, and each of them, as proxies of the undersigned, with the full power of substitution, to vote all shares of Zillow, Inc. held of record by the undersigned on [    ], 2014, at the Special Meeting of Shareholders of Zillow, Inc. to be held at 1301 Second Avenue, Floor 17, in [                    ], in Seattle, Washington 98101 on [    ], 2014, at [    ] a.m. local time and at any and all postponements, continuations, and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting including matters incidental to the conduct of the meeting.
(Continued and to be marked, dated and signed, on the other side)